                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement No. 33-57399 on Form S-3, as amended, of Tele-Communications, Inc. of our report, dated March 27, 1995, relating to the combined balance sheets of Liberty Media Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is included in Tele-Communications, Inc.'s Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.


                                     /s/ KPMG Peat Marwick LLP
                                     KPMG Peat Marwick LLP

Denver, Colorado
October 25, 1995